                                                                    EXHIBIT 23.8

                          CONSENT OF JAMES L. HOPKINS

     The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of 3Dfx Interactive, Inc. ("3Dfx") upon the consummation of the merger of STB Systems, Inc. and 3Dfx.

Signature: /s/     James L. Hopkins
---------------------------------------------------

Date: April 15, 1999